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                                 Amendment No. 1
                           TO CERTIFICATE OF TRUST OF
                               DELAWARE VIP TRUST

         This Certificate of trust of Delaware VIP Trust, a business trust (the "Trust"), executed by the undersigned trustees, and filed under and in accordance with the provisions of the Delaware Business Trust Act (12 Del.C. ss.3801 et seq.) (the "Act"), sets forth the following:

         FIRST: The name of the business trust formed hereby is Delaware VIP Trust.

         SECOND: The address of the registered office of the Trust in the State of Delaware is at 1209 Orange Street, Wilmington, Delaware 19801 and the name and address of the registered agent for service of process on the Trust in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD: The Trust formed hereby is or will become an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. ss.ss.80a-1 et seq.).

         FOURTH: Pursuant to Section 3804 of the Act, the debts liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

         In witness whereof, the undersigned, being all of the trustees of Delaware VIP Trust, have duly executed this Amendment No. 1 to Certificate of Trust as of the ____ day of March, 2002.

By:________________________________            By:______________________________
   Walter P. Babich                               Ann R. Leven
   Trustee                                        Trustee

By:________________________________            By:______________________________
   John H. Durham                                 Thomas F. Madison
   Trustee                                        Trustee

By:________________________________            By:______________________________
   John A. Fry                                    Janet L. Yeomans
   Trustee                                        Trustee

By:________________________________
   Anthony D. Knerr
   Trustee